EXHIBIT 10.4
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                                 PROMISSORY NOTE
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                                                             Matawan, New Jersey
                                                                January 26, 2007

$160,000

          FOR VALUE RECEIVED, the undersigned ("Maker"), hereby unconditionally promises to pay to the order of Thomas Pharmaceutical Acquisition Corp. (the "Payee"), with offices at ____________________________ or at such other place as the Payee or any holder hereof may from time to time designate, the aggregate principal sum of One Hundred Sixty Thousand Dollars ($160,000) in lawful money of the United States and in immediately available funds, and such additional amounts that may be advanced by the holder hereof and such advances will be added to the principal sum of this Promissory Note and will accrue interest at the specified rate of interest from the date of advance until paid in full. Unless otherwise provided, this Promissory Note may be prepaid in full or in part at any time without penalty or premium. The term of this Promissory Note shall be seven (7) years and shall be due and payable on January 8, 2014.

          Maker hereby further promises to pay interest to the order of Payee in like money at said office or place on the unpaid principal balance hereof computed at a rate of ten percent (10%) per annum at a rate, upon and after an Event of Default (as hereinafter defined), of eighteen percent (18%) per annum. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York. The Maker shall make principal payments to the Payee from time to time as it may decide in its sole discretion.

In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within ten
(10) days from the due date, or (b) default under the terms of any instrument securing this Promissory Note, and such default is not cured within fifteen (15) days after written notice to the Maker, then in either such event the holder may, without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, and the prepayment premium, if any, at once due and payable (an "Event of Default"). Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.

          The provisions of this Promissory Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.
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          Maker hereby waives all rights to trial by jury in any action or proceeding instituted by either Maker or Payee against the other arising on, out of or by reason of this Promissory Note, any alleged tortious conduct by Maker or Payee or in any way, directly or indirectly, arising out of or related to the relationship between Maker and Payee. In no event will Payee be liable for lost profits or other special or consequential damages.

          Upon default, the holder of this Promissory Note may employ an attorney to enforce the holder's rights and remedies and the, principal, surety, guarantor and endorsers of this Promissory Note hereby agree to pay to the holder reasonable attorney's fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's right and remedies upon default. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

          Maker hereby waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Maker with respect to this Promissory Note or any matter arising herefrom or relating hereto, except compulsory counterclaims.

          Maker hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in the State of New York with respect to any action or proceeding arising out of this Promissory Note or any matter arising herefrom or relating hereto. Any such action or proceeding commenced by Maker against Payee will be litigated only in a Federal Court or a State Court located in Suffolk County New York and Maker waives any objection based on forum non-conveniens and any objection to venue in connection therewith.

          Service of process or notice in connection with any proceedings may be served (i) inside or outside the State in which the office of Payee indicated above is located by registered or certified mail, return receipt requested, addressed to the Maker and service or notice so served shall be deemed complete five (5) days after the same shall have been posted, or (ii) in such manner as may be permissible under the rules of said Courts.

          The execution and delivery of this Promissory Note has been authorized by the Board of Directors of Maker. This Promissory Note shall be governed by and construed, and all rights and obligations hereunder determined, in accordance with the internal laws of the State of New Jersey and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, its successors, endorsees and assigns. If the undersigned are more than one, this Promissory Note shall be binding jointly and severally upon the undersigned and their respective successors and assigns and the term "Maker" shall mean, individually and collectively, all the undersigned and any one or more of them and their successors and assigns. If any term or provision of this Promissory Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

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IN TESTIMONY WHEREOF, each corporate maker has caused this instrument to be executed in its corporate name by a corporate officer, and its corporate seal to be hereto affixed, all by order of its Board of Directors first duly given, the day and year first written below:


THOMAS PHARMACEUTICALS LTD.



By: _________________________                        Dated:    January 31, 2007






















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